Filed Pursuant to 424(b)(2)
Registration No. 333-200212

Dual Directional Review Notes

Linked to

An Index

Product Supplement

Dated January 2, 2015

(To Prospectus dated November 14, 2014)

Dual Directional Review Notes

Linked to an Index

UBS AG from time to time may offer and sell Dual Directional Review Notes, which we refer to as the “Notes”, linked to an index (the “underlying index”). This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The specific terms of any Notes that we offer, including the name and sponsor of the underlying index (the “index sponsor”), and the specific manner in which such Notes may be offered, will be described for each particular offering of Notes in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus. Except as otherwise described in the applicable pricing supplement, the general terms of the Notes are described in this product supplement and include the following:

Issuer:	UBS AG

Booking Branch:	The booking branch of UBS AG will be specified in the applicable pricing supplement.

Issue Price:	The issue price per Note will be set equal to 100% of the principal amount of each Note.

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Note will have a principal amount of $1,000 per Note (with a minimum investment of 10 Notes for a total of $10,000).

No Interest Payments:	We will not pay you periodic interest during the term of the Notes.

Automatic Call:	For Notes that do not have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index on any review date is equal to or greater than the initial index level. For Notes that have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index is equal to or greater than the initial index level on any review date (other than the final review date) or if the final index level is equal to or greater than the initial index level on the final review date. If the Notes are called, UBS will pay on the applicable call settlement date a cash payment per Note that you hold equal to the call price for the applicable review date.

Contingent Coupon Rate:	A percentage to be specified in the applicable pricing supplement.

Contingent Coupon:	Unless otherwise specified in the applicable pricing supplement, an amount based on the contingent coupon rate. The contingent coupon increases the longer the Notes are outstanding.

Call Price:	The call price applicable to each review date will be specified in the applicable pricing supplement and will be equal to the principal amount per Note plus the applicable contingent coupon, which is based on the amount of time the Notes have been outstanding.

Payment at Maturity:	If the Notes are not called, the amount you will receive at maturity will be based on (i) the index return and (ii) whether the final index level is less than the trigger level. At maturity, UBS will pay a cash payment per Note that you hold, calculated as follows:

➢	If the final index level is equal to or greater than the trigger level, UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Absolute Index Return).

➢	If the final index level is less than the trigger level, the absolute index return will not apply and UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Index Return).

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not called, you may lose some or all of your initial investment. Specifically, if the Notes are not called and the final index level is less than the trigger level, you will lose you will lose a percentage of your principal amount equal to the index return, and in extreme situations, you could lose all of your initial investment. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Index Return:	The quotient, expressed as a percentage, of (i) the final index level minus the initial index level, divided by (ii) the initial index level. Expressed as a formula:

Final Index Level – Initial Index Level
Initial Index Level

Absolute Index Return:	The absolute value of the index return. For example, if the index return is -5%, the absolute index return will be equal to 5%.

Initial Index Level:	Unless otherwise specified in the applicable pricing supplement, the closing level of the underlying index on the pricing date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”).

Final Index Level:	Unless otherwise specified in the applicable pricing supplement, for Notes that do not have an averaging date feature, the closing level of the underlying index on the final review date, and for Notes that have an averaging date feature, the arithmetic average of the closing level of the underlying index on each averaging date, in each case as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”).

Trigger Level:	A specified level of the underlying index that is less than the initial index level set forth in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”). The trigger level is based on a percentage of the initial index level.

Pricing Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”).

Settlement Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”).

Review Dates:	One or more dates that will be specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Review Dates”).

Final Review Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Final Review Date”). For Notes that have an averaging date feature, the final review date will be the last averaging date.

Averaging Dates:	As specified in the applicable pricing supplement, the number of trading days ending on and including the final review date on which the closing level of the underlying index is observed for purposes of determining the final index level (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Averaging Dates”).

Maturity Date:	As specified in the applicable pricing supplement (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date”).

Call Settlement Date:	If the Notes are called, the call settlement date will generally be three business days following the relevant review date. The last possible call settlement date will be the maturity date.

No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	UBS Securities LLC

See “Risk Factors” beginning on page PS-12 of this product supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated January 2, 2015

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated November 14, 2014, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Notes are a part, the index supplement dated November 14, 2014, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Notes, may be linked and any applicable pricing supplement related to the Notes that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

➢	Index Supplement dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413492/d818855d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement, the accompanying prospectus or the index supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of this document.

Product Supplement

Product Supplement Summary	PS-1
Risk Factors	PS-12
General Terms of the Notes	PS-23
Use of Proceeds and Hedging	PS-32
Supplemental U.S. Tax Considerations	PS-33
Certain ERISA Considerations	PS-40
Supplemental Plan of Distribution (Conflicts of Interest)	PS-41
Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38
Nikkei® 225 Index	IS-45
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

PRODUCT SUPPLEMENT SUMMARY

This product supplement describes terms that will apply generally to the Notes. On the pricing date for each offering of the Notes, UBS AG will prepare a pricing supplement (the “applicable pricing supplement”). The applicable pricing supplement will specify the underlying index and the specific pricing terms for that issuance and any changes to the general terms specified below. You should read the applicable pricing supplement in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes”, we mean Dual Directional Review Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated November 14, 2014, of UBS. References to the “index supplement” mean the UBS index supplement, dated November 14, 2014.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus.

What are the Dual Directional Review Notes?

The Dual Directional Review Notes (the “Notes”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of an index (the “underlying index”). The underlying index will be specified in the applicable pricing supplement to this product supplement.

Payment upon Automatic Call

For Notes that do not have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index on any review date is equal to or greater than the initial index level. For Notes that have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index is equal to or greater than the initial index level on any review date (other than the final review date) or the final index level is equal to or greater than the initial index level on the final review date.

If the Notes are called, the call settlement date will generally be three business days following the relevant review date. The call settlement date for the final review date will be the maturity date. If the Notes are subject to an automatic call, UBS will pay on the applicable call settlement date a cash payment per Note that you hold equal to the call price for the applicable review date. The call price applicable to each review date will be specified in the applicable pricing supplement and will equal the principal amount per Note plus the applicable contingent coupon, which is an amount based on the contingent coupon rate and increases the longer the Notes are outstanding. The “contingent coupon rate” will be a percentage specified in the applicable pricing supplement. Because the contingent coupon increases the longer the Notes are outstanding, the call price with respect to earlier review dates will be less than the call price with respect to later review dates.

Payment at Maturity

If the Notes are not called, the amount you will receive at maturity will be based on (i) the index return and (ii) whether the final index level is less than the trigger level. At maturity, UBS will pay a cash payment per Note that you hold, calculated as follows:

➢	If the final index level is equal to or greater than the trigger level, UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Absolute Index Return).

➢	If the final index level is less than the trigger level, the absolute index return will not apply and UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Index Return).

The “initial index level” is the closing level of the underlying index on the pricing date (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”). For Notes that do not have an averaging date feature, the “final index level” is the closing level of the underlying index on the final review date, and for Notes that have an averaging date feature, the “final index level” is the arithmetic average of the closing level of the underlying index on each averaging date, in each case as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”).

The “trigger level” is a specified level of the underlying index that is less the initial index level, as set forth in the applicable pricing supplement. The trigger level is based on a percentage of the initial index level.

The “index return” is the quotient, expressed as a percentage, of (i) the final index level minus the initial index level, divided by (ii) the initial index level. Expressed as a formula:

Index Return =	Final Index Level – Initial Index Level
Initial Index Level

The “absolute index return” is the absolute value of the index return. For example, if the index return is -5%, the absolute index return will equal 5%.

The applicable pricing supplement will specify the pricing date, the review dates, the final review date, the call settlement date, the averaging dates (if applicable) the contingent coupons and the trigger level, as well as the respective terms of each offering of the Notes, including the underlying index.

If the index sponsor discontinues or suspends the calculation of the underlying index to which your Notes are linked, it may become difficult to determine the market value of the Notes and any amount owed at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or on a call settlement date will be determined by the calculation agent. See “General Terms of the Notes — Market Disruption Events” and “— Role of Calculation Agent”.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not called, you may lose some or all of your initial investment. Specifically, if the Notes are not called and the final index level is less than the trigger level, you will lose you will lose a percentage of your principal amount equal to the index return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

The Notes are Part of a Series

The Notes are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Notes that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Specific terms of each Note will be described in the applicable pricing supplement

The specific terms for each offering of the Notes will be described in an applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Notes as described in the applicable pricing supplement, an investment in the Notes may offer the following features:

➢

Automatic Call — For Notes that do not have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index on any review date is equal to or greater than the initial index level. For Notes that have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index is equal to or greater than the initial index level on any review date (other than the final review date) or the final index level is equal to or greater than the initial index level on the final review date. If the Notes are called, on the call settlement date, you will receive the call price, which is equal to the principal amount per Note plus the applicable contingent coupon. The contingent coupon increases the longer the Notes are outstanding and, therefore, the call price with respect to earlier review dates will be less than the call price with respect to later review dates.

➢

Absolute Index Return at Maturity — If the Notes are not called and the final index level is equal to or greater than the trigger level, at maturity UBS will pay you an amount in cash equal to the principal amount of your Notes plus an amount equal to the product of the principal amount multiplied by the absolute index return. If the Notes are not called and the final index level is less than the trigger level, the absolute index return will not apply and you will lose a percentage of your principal amount equal to the index return. This will result in a loss of some or all of your initial investment in the Notes.

➢

Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Notes with a $1,000 principal amount per Note, the minimum investment is 10 Notes at a principal amount of $1,000 per Note (for a total minimum purchase price of $10,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $1,000 per Note. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 10 Notes.

What are Some of the Risks of the Notes?

An investment in any of the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” and in the applicable pricing supplement.

➢

Risk of loss at maturity — The Notes differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily pay the full principal amount of the Notes at maturity. If the Notes are not called, UBS will only pay you the principal amount of your Notes plus an amount equal to the product of the principal amount multiplied by the absolute index return if the final index level of the underlying index is equal to or greater than the trigger level and will only make such payment at maturity. If the Notes are not called and the final index level is less than the trigger level, the absolute index return will not apply and you will lose a percentage of your principal amount equal to the index return, and in extreme situations, you could lose all of your initial investment.

➢

The absolute index return, and any contingent repayment of your principal, applies only at maturity — If your Notes are not automatically called, you should be willing to hold your Notes until maturity. If you are able to sell your Notes in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the level of the underlying index is equal to or greater than the trigger level.

➢

Your potential return on the Notes is limited — The return potential of the Notes resulting from an automatic call is limited to the contingent coupon regardless of the appreciation of the underlying index. In addition, because the contingent coupon increases the longer the Notes have been outstanding, the call price payable with respect to earlier review dates is less than the call price payable with respect to later review dates. The earlier a Note is called, the lower your return will be. If the Notes are not called, your potential gain on the Notes from the absolute index return will be limited by the trigger level. Because your ability to receive a return on the Notes equal to the absolute index return is available only if the Notes are not called and if the final index level is equal to or greater than the trigger level, you will not benefit from any further depreciation of the final index level less than the trigger level and instead will be exposed to the negative index return and you will lose some or all of your initial investment.

➢

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the closing level of such underlying index could be less than the trigger level on the final review date of the Notes. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Note. However, while the contingent coupon rate is set on the pricing date, an underlying index’s volatility can change significantly over the term of the Notes. The level of the underlying index for your Notes could fall sharply, which could result in the loss of some or all of your initial investment.

➢	No interest payments — UBS will not pay any periodic interest with respect to the Notes.

➢

Credit risk of UBS — The Notes are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.

➢

Reinvestment risk — If your Notes are called early, the term of the Notes will be reduced and you will not receive any payment on the Notes after the applicable call settlement date. In the event that the Notes are called prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Notes at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Notes. Because the Notes may be called as early as the first review date, you should be prepared in the event the Notes are called early.

➢

Market risk — The return on the Notes, which may be positive or negative, is linked to the performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index. The closing level of the underlying index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.

➢

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the closing level of the underlying index will rise or fall. There can be no assurance that the closing level or final index level, as applicable, will be equal to or greater than the initial index level or that the final index level will be equal to or greater than the trigger level. The levels of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

➢

You will not receive dividend payments on any of the index constituent stocks or have any shareholder rights in the index constituent stocks — You will not receive any dividend payments or other distributions on any of the index constituent stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of any of the index constituent stocks may have.

➢

There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

➢

Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the closing level of the underlying index ; the volatility of the underlying index; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢

Impact of fees on the secondary market price of the Notes — Generally, the price of the Notes in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

➢

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the counter options, futures or other instruments with return linked to the performance of the underlying index or the index constituents, may adversely affect the closing levels of the underlying index and, therefore, the market value of the Notes.

➢

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or trading activities related to the underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the Notes are subject to an automatic call and the payment at maturity of the Notes, if any, based on observed closing level of the underlying index. The calculation agent can postpone the determination of the initial index level, closing level or final index level of the underlying index if a market disruption event occurs and is continuing on the pricing date, a review date (including the final review date) or any averaging date, as applicable.

➢

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying index to which the Notes are linked.

➢

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Notes set forth in the applicable pricing supplement, the Notes may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of all of your initial investment.

➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index.

➢

You believe the closing level of the underlying index will be equal to or greater than the initial index level on one of the specified review dates or that the final index level will be equal to or greater than the trigger level on the final review date.

➢

You understand and accept that you will not participate in any appreciation in the closing level of the underlying index and that your potential return is limited to the contingent coupon specified in the applicable pricing supplement if the Notes are called or the absolute index return (as limited by the trigger level) if the Notes have not been called.

➢	You do not seek current income from this investment and are willing to forgo dividends paid on the index constituent stocks.

➢

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Notes.

➢

You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Notes set forth in the applicable pricing supplement, the Notes may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of all of your initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢

You believe that the closing level of the underlying index will decline during the term of the Notes and that the final index level is likely to be less than the trigger level on the final review date exposing you to the negative index return.

➢	You seek an investment that participates in the full appreciation, or benefits fully from any depreciation, in the closing level of the underlying index or that has unlimited return potential.

➢	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying index.

➢	You seek current income from this investment or prefer to receive the dividends paid on the index constituent stocks.

➢

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Notes.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Risk Factors” in this product supplement.

What are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Notes as a pre-paid derivative contract with respect to the underlying index. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if you have held your securities for a period of one year or less).

Because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization such that the timing and character of your income from the

Notes could differ materially from the treatment described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Notes would be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

There may be also a risk that the Internal Revenue Service (the “IRS”) could assert that the Notes should not give rise to long-term capital gain or loss because the Notes offer, at least in part, short exposure to the underlying index.

Further, in 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Additionally, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Lastly, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including those of the index constituent stock issuers).

What are the Steps to Calculate Payment upon an Automatic Call or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon an automatic call or at maturity on the Notes:

Alternative 1: Calculate the Cash Payment upon an Automatic Call

The payment upon an automatic call will be calculated as follows:

For Notes that do not have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index on any review date is equal to or greater than the initial index level. For Notes that have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index is equal to or greater than the initial index level on any review date (other than the final review date) or the final index level is equal to or greater than the initial index level on the final review date.

If the Notes are subject to an automatic call, UBS will pay on the applicable call settlement date a cash payment per Note that you hold equal to the call price for the applicable review date. The call price applicable to each review date will be specified in the applicable pricing supplement and will equal the principal amount per Note plus the applicable contingent coupon, which is an amount based on the contingent coupon rate and increases the longer the Notes are outstanding. Because the contingent coupon increases the longer the Notes are outstanding, the call price with respect to earlier review dates will be less than the call price with respect to later review dates.

Alternative 2: Calculate the Cash Payment at Maturity

If the Notes are not called, at maturity UBS will pay a cash payment per Note that you hold, calculated as follows:

➢	If the final index level is equal to or greater than the trigger level, UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Absolute Index Return).

➢	If the final index level is less than the trigger level, the absolute index return will not apply and UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Index Return).

The “initial index level” is the closing level of the underlying index on the pricing date (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”). For Notes that do not have an averaging date feature, the “final index level” is the closing level of the underlying index on the final review date, and for Notes that have an averaging date feature, the “final index level” is the arithmetic average of the closing level of the underlying index on each averaging date, in each case as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”).

The “trigger level” is a specified level of the underlying index that is less the initial index level, as set forth in the applicable pricing supplement. The trigger level is based on a percentage of the initial index level.

The “index return” is the quotient, expressed as a percentage, of (i) the final index level minus the initial index level, divided by (ii) the initial index level. Expressed as a formula:

Index Return =	Final Index Level – Initial Index Level
Initial Index Level

The “absolute index return” is the absolute value of the index return. For example, if the index return is -5%, the absolute index return will equal 5%.

Hypothetical examples of how the Notes perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing level of the underlying index relative to its initial index level. We cannot predict the final index level or the closing level of the underlying index on any review date. You should not take these examples as an indication or assurance of the expected performance of the underlying index. The examples below illustrate the payment upon an automatic call or at maturity for a hypothetical offering of the Notes, with the following assumptions (actual terms for the Notes will be specified in the applicable pricing supplement):

Principal Amount:	$1,000
Term:	13 months
Initial Index Level:	1000
Contingent Coupon Rate:	12% per term
Trigger Level:	800 (which is 80% of the initial index level)

Review Dates:	Contingent Coupon:	Call Price
First Review Date	$30	$1,030
Second Review Date	$60	$1,060
Third Review Date	$90	$1,090
Final Review Date	$120	$1,120

Example 1 — The Closing Level of the Underlying Index is equal to or greater than the Initial Index Level on the first Review Date.

Closing level on first review date:	1250 (equal to or greater than initial index level, Notes are called)
Call price (per Note):	$1,030

Because the closing level of the underlying index is equal to or greater than the initial index level on the first review date, UBS will pay you on the call settlement date a total of $1,030 per Note (a 3% total return on the Notes).

Example 2 — The Final Index Level is equal to or greater than the Initial Index Level on the Final Review Date.

Closing level on first review date:	950 (less than initial index level, Notes NOT called)
Closing level on second review date:	850 (less than initial index level, Notes NOT called)
Closing level on third review date:	900 (less than initial index level, Notes NOT called)
Final index level on final review date:	1150 (equal to or greater than initial index level, Notes are called)
Call price (per Note):	$1,120

Because the final index level is equal to or greater than the initial index level on the final review date, UBS will pay you on the call settlement date (which coincides with the maturity date in this example) a total of $1,120 per Note (a 12% total return on the Notes).

Example 3 — The Notes are NOT called and the final index level is equal to or greater than the trigger level

Closing level on first review date:	950 (less than initial index level, Notes NOT called)
Closing level on second review date:	900 (less than initial index level, Notes NOT called)
Closing level on third review date:	870 (less than initial index level, Notes NOT called)
Final index level on final review date:	850 (less than initial index level, Notes NOT called)
Payment at maturity (per Note):	$1,000 + ($1,000 x Absolute Index Return) $1,000 + ($1,000 x 15%) $1,000 + $150 $1,150

Because the Notes are not called and the final index level is equal to or greater than the trigger level, at maturity UBS will pay you a total of $1,150.00 per Note (a 15% total return on the Notes).

Example 4 — Notes are NOT called and the final index level is less than the trigger level

Closing level on first review date:	940 (less than initial index level, Notes NOT called)
Closing level on second review date:	850 (less than initial index level, Notes NOT called)
Closing level on third review date:	950 (less than initial index level, Notes NOT called)
Final index level on final review date:	750 (less than initial index level and trigger level, Notes NOT called)
Index return:	750 – 1000 = -25%
1000
Payment at maturity (per Note):	$1,000 + ($1,000 × Index Return)
=$1,000 + ($1,000 × -25%)
=$1,000 – $250
=$750

Because the Notes are not called and the final index level is less than the trigger level, at maturity UBS will pay you a total of $750 per Note (a 25% loss on the Notes).

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not called, you may lose some or all of your initial investment. Specifically, if the Notes are not called and the final index level is less than the trigger level, you will lose you will lose a percentage of your principal amount equal to the index return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

RISK FACTORS

The return on the Notes is linked to the performance of the underlying index. Investing in the Notes is not equivalent to investing directly in the any, all or a combination of the index constituents. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Notes.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Notes do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily pay the full principal amount of the Notes at maturity. If the Notes are not called, UBS will only pay you the principal amount of your Notes plus an amount equal to the product of the principal amount multiplied by the absolute index return if the final index level of the underlying index is equal to or greater than the trigger level and will only make such payment at maturity. If the Notes are not called and the final index level is less than the trigger level, the absolute index return will not apply and you will lose a percentage of your principal amount equal to the index return, and in extreme situations, you could lose all of your initial investment.

The absolute index return, and any contingent repayment of your principal, applies only at maturity.

If your Notes are not automatically called, you should be willing to hold your Notes until maturity. If you are able to sell your Notes in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the level of the underlying index is equal to or greater than the trigger level.

Your potential return on the Notes is limited.

The return potential of the Notes resulting from an automatic call is limited to the contingent coupon regardless of the appreciation of the underlying index. In addition, because the contingent coupon increases the longer the Notes have been outstanding, the call price payable with respect to earlier review dates is less than the call price payable with respect to later review dates. The earlier a Note is called, the lower your return will be. If the Notes are not called, your potential gain on the Notes from the absolute index return will be limited by the trigger level. Because your ability to receive a return on the Notes equal to the absolute index return is available only if the Notes are not called and if the final index level is equal to or greater than the trigger level, you will not benefit from any further depreciation of the final index level less than the trigger level and instead will be exposed to the negative index return and you will lose some or all of your initial investment.

Higher contingent coupon rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the closing level of such underlying index could be less than the trigger level on the final review date of the Notes. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Note. However, while the contingent coupon rate is set on the pricing date, an underlying index’s volatility can change significantly over the term of the Notes. The level of the underlying index for your Notes could fall sharply, which could result in the loss of some or all of your initial investment.

Risk Factors

The Notes may be called early and are subject to reinvestment risk.

If your Notes are called early, the term of the Notes will be reduced and you will not receive any payment on the Notes after the applicable call settlement date. In the event that the Notes are called prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Notes at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Notes. Because the Notes may be called as early as the first review date, you should be prepared in the event the Notes are called early.

Your payment at maturity may be based on the closing level of the underlying index on each of the averaging dates.

If the applicable pricing supplement specifies averaging dates, the calculation agent will determine your payment at maturity based on an averaging of the closing level of the underlying index as of each of the averaging dates. Therefore, your return on the Notes may be negative even if the closing level of the underlying index is equal to or greater than the trigger level on certain averaging dates because the closing level of the underlying index fell to an level that is less than the trigger level on other averaging dates and the average of the closing level was less than the trigger level.

You will not receive interest payments on the Notes or dividend payments on the index constituent stocks, or have shareholder rights in the index constituent stocks.

You will not receive any periodic interest payments on the Notes. You will not receive any dividend payments or other distributions on any of the index constituent stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of any of the index constituent stocks may have.

No assurance that the investment view implicit in the Notes will be successful.

It is impossible to predict whether and the extent to which the closing level of the underlying index will rise or fall. There can be no assurance that the closing level or final index level, as applicable, will be equal to or greater than the initial index level or that the final index level will be equal to or greater than the trigger level. The levels of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Any payment on the Notes is subject to the creditworthiness of UBS.

The Notes are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.

Risk Factors

The determination as to whether the Notes are subject to an automatic call, or the formula for calculating the payment at maturity of the Notes do not take into account all developments in the level of the underlying index.

Changes in the level of the underlying index during the periods between each review date will not be reflected in the determination as to whether the Notes are subject to an automatic call, or the calculation of the amount payable at maturity of the Notes. For Notes that do not have an averaging date feature, the calculation agent will determine whether the Notes are subject to an automatic call by observing only the closing level of the underlying index on the review dates. For Notes that have an averaging date feature, the calculation agent will determine whether the Notes are subject to an automatic call by observing only the closing level of the underlying index on the initial index level on the review dates (other than the final review date) and the averaging dates in the case of the final review date. The calculation agent will calculate the payment at maturity by comparing only the final index level to the initial index level. No other levels or values will be taken into account. As a result, you may lose some or all of your principal amount even if the closing level of the underlying index has risen at certain times during the term of the Notes before falling to a final index level that is less than the trigger level on the final review date

The calculation agent may postpone the pricing date, any review or any averaging date (and thus the settlement date, call settlement date or the maturity date, respectively), upon the occurrence of a market disruption event.

If the calculation agent determines that, on any review date (other than the final review date for Notes with an averaging date feature, which is also the last averaging date and may be postponed as discussed below) a market disruption event has occurred or is continuing with respect to the underlying index, the affected date may be postponed by up to eight Trading Days. If such a postponement occurs, the calculation agent will instead make the relevant determination based on the closing level of the underlying index on the first trading day on which no market disruption event occurs or is continuing with respect to that offering of the Notes. In no event, however, will the relevant date be postponed by more than eight trading days. As a result, the call settlement date or the maturity date for the Notes could also be postponed, although not by more than eight trading days.

If the relevant review date (other than the final review date for Notes with an averaging date feature) is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant review date. If the closing level of the underlying index is not available on that day, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level of the underlying index that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Notes — Market Disruption Events”, which may adversely affect the return on your investment in the Notes.

For notes with an averaging date feature, in the case of determining the final index level, to the extent a market disruption event occurs on a given averaging date (including the final review date), the averaging date for the underlying index shall be the first succeeding valid date. If the first succeeding valid date in respect of the underlying index has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another averaging date or market disruption event, would have been the last averaging date, then (1) that eighth trading day shall be deemed to be the averaging date (irrespective of whether that eighth trading day is already an averaging date), and (2) the calculation agent shall determine the closing level on such day as specified above. If the calculation agent postpones the determination of a closing level on an averaging date and therefore

Risk Factors

postpones the determination of the final index level, the calculation agent may also adjust the maturity date to ensure that the number of business days between the last averaging date and the maturity date remains the same.

The calculation agent may also postpone the determination of the initial index level on the pricing date if it determines that a market disruption event has occurred or is continuing with respect to the underlying index on that date. If the pricing date is postponed, the calculation agent may adjust the review dates, as well as the averaging dates and the maturity date to ensure that the stated term of the Notes remains the same.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes — Sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Notes but are not required to do so and may stop any such market-making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the closing level of the underlying index has risen since the pricing date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Notes to maturity or until called by us.

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the final review date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the closing level of the underlying index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the volatility of the underlying index or index constituents (i.e., the frequencies and magnitudes of changes in the levels of such assets over the term of the securities);

➢	the composition of the underlying index and changes to the index constituents;

➢	the market prices of the index constituents;

➢

the dividend rate paid on any index constituent stocks (while not paid to the holders of the Notes, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of the underlying index comprised of such index constituent stocks, and therefore affect the market value of the Notes);

➢	interest rates in the U.S. market and each market related to the underlying index or index constituents;

➢	the time remaining to the maturity of the Notes;

➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

Risk Factors

➢

for the underlying index having index constituents that are traded in non-U.S. markets, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢

geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the levels of the underlying index , index constituents or equity and commodity markets generally; and

➢	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor. Due to these factors, even if the level of the underlying index increases above the initial level during the term of the Notes, the market value of the Notes may not increase and may even decline. Therefore, the value of the Notes prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity or upon an automatic call.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Notes in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING ASSET

UBS and its affiliates have no affiliation with any index sponsors and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the index sponsor that may be used to calculate any payments owed on the Notes (except for licensing arrangements discussed in the index supplement and/or applicable pricing supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your Notes are linked, it may become difficult to determine the market value of the Notes and any amount owed at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or on a call settlement date will be determined by the calculation agent. See “General Terms of the Notes — Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation” and “— Role of Calculation Agent”. No index sponsor is involved in the offering of the Notes in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Notes in taking any actions that might affect the market value of your Notes or any payment on the Notes.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the index sponsor and the underlying index to which your Notes are linked from publicly available

Risk Factors

information, without independent verification. You, as an investor in the Notes, should conduct your own independent investigation of the index sponsor and the underlying index for your Notes.

Changes that affect an underlying index will affect the market value of your Notes and the amount you will receive at maturity of your Notes.

The policies of the index sponsors concerning the calculation of the underlying indices, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying indices, could affect the level of the underlying indices and, therefore, could affect the amount payable on your Notes at maturity and the market value of your Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if an index sponsors changes these policies, for example by changing the manner in which it calculates an underlying index, or if an index sponsors discontinues or suspends calculation or publication of an underlying index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the closing level or final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the closing level or final level — and thus the amount payable on any call settlement date or at maturity — as described under “General Terms of the Notes — Market Disruption Events”.

Historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index during the term of the Notes.

The market prices of the index constituents will determine the level of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the closing levels of the underlying index will rise or fall. The closing levels of the underlying index will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the market prices of the index constituents.

An investment in the Notes may be subject to risks associated with non-U.S. markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in Notes linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Risk Factors

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The return on the Notes may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the underlying index.

Although the index constituents for an underlying index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Notes are denominated in U.S. dollars, and the calculation of the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. The amount we pay in respect of the Notes on a call settlement date or the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

The Notes may be subject to currency exchange risk.

Because the price of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the closing level of the underlying index, holders of the Notes may be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the currencies in which such index constituents are denominated, the closing level of any such index may be adversely affected, and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

➢	existing and expected interest rate levels;

➢	the balance of payments;

➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying index and the United States; and

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to an underlying index, the United States and other countries important to international trade and finance.

Any underlying index containing index constituents that are calculated in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

Risk Factors

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES

In the case of Notes linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Notes in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index and, therefore, the value of your Notes in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Notes linked to a commodities index, such Notes may not offer direct exposure to commodity spot prices.

Your Notes may be linked to an index that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Notes may underperform a similar investment that is linked to commodity spot prices.

In the case of Notes linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index that is a commodity index and, therefore, the value of your Notes.

In the case of Notes linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Notes may be linked to a commodities index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in an underlying index and the markets

Risk Factors

for those index commodities during the term of your Notes. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index to which your Notes are linked and, accordingly, decrease the payment you receive at maturity if not previously called.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any index constituent, or other derivative products based on any index constituent or an underlying index may adversely affect the probability of the Notes being called, any amount payable at maturity and the market value of the Notes.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying index, the index constituents listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable pricing date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of such index constituents and/or the closing level of an underlying index and, therefore, the probability of the Notes being called, the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying index or index constituents and other investments relating to the underlying index or index constituents on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market value of the index constituents and the closing level of the underlying index and, therefore, the probability of the Notes being called, the amount payable at maturity and the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Notes.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Notes, although they are not obligated to do so. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or the index constituents, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the closing level of the underlying index, could be adverse to such holders’ to the interests of the holders of the Notes.

Risk Factors

In the case of securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituent stocks and the closing level of the underlying index and, therefore, the probability of the Notes being called, the amount payable at maturity and the market value of the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the closing level of the underlying index or the market value of, and your return on, the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying index and index constituents to which the Notes are linked.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the final index level of the underlying index is equal to or greater than the initial index level or less than the trigger level and, accordingly, the payment on the applicable call settlement date or at maturity on your Notes. We may change the calculation agent after the original issue date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying index has occurred or is continuing on a day when the calculation agent will determine the closing level of the underlying index. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

Risk Factors

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. If the IRS were successful in asserting an alternative treatment for the Notes, the timing and/or character of income on the Notes could be affected materially and adversely. Please read carefully the section entitled “What are the Tax Consequences of the Notes?” in the summary section, “Supplemental U.S. Tax Considerations”, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including those of the index constituent stock issuers).

GENERAL TERMS OF THE NOTES

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes:

No interest payments

Unlike ordinary debt securities, UBS will not pay periodic interest on the Notes and will not necessarily repay any of the principal amount of the Notes at maturity.

Denomination

Each Note will have a principal amount of $1,000, and a minimum investment of 10 Notes (for a total minimum purchase price of $10,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $1,000 per Note. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 10 Notes.

Payment upon an Automatic Call

For Notes that do not have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index on any review date is equal to or greater than the initial index level. For Notes that have an averaging date feature, the Notes will be called automatically if the closing level of the underlying index is equal to or greater than the initial index level on any review date (other than the final review date) or the final index level is equal to or greater than the initial index level on the final review date.

If the Notes are subject to an automatic call, UBS will pay on the applicable call settlement date a cash payment per Note that you hold equal to the call price for the applicable review date. The call price applicable to each review date will be specified in the applicable pricing supplement and will equal the principal amount per Note plus the applicable contingent coupon, which is an amount based on the contingent coupon rate and increases the longer the Notes are outstanding. The “contingent coupon rate” will be a percentage specified in the applicable pricing supplement. Because the contingent coupon increases the longer the Notes are outstanding, the call price with respect to earlier review dates will be less than the call price with respect to later review dates.

General Terms of the Notes

Payment at Maturity for the Notes

If the Notes are not called, the amount you will receive at maturity will be based on (i) the index return and (ii) whether the final index level is less than the trigger level. At maturity, UBS will pay a cash payment per Note that you hold, calculated as follows:

➢	If the final index level is equal to or greater than the trigger level, UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Absolute Index Return).

➢	If the final index level is less than the trigger level, the absolute index return will not apply and UBS will pay you for each Note you hold an amount in cash equal to:

$1,000 + ($1,000 × Index Return).

The “initial index level” is the closing level of the underlying index on the pricing date (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”). For Notes that do not have an averaging date feature, the “final index level” is the closing level of the underlying index on the final review date, and for Notes that have an averaging date feature, the “final index level” is the arithmetic average of the closing level of the underlying index on each averaging date, in each case as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”).

The “trigger level” is a specified level of the underlying index that is less the initial index level, as set forth in the applicable pricing supplement. The trigger level is based on a percentage of the initial index level.

The “index return” is the quotient, expressed as a percentage, of (i) the final index level minus the initial index level, divided by (ii) the initial index level. Expressed as a formula:

Index Return =	Final Index Level — Initial Index Level
Initial Index Level

The “absolute index return” is the absolute value of the index return. For example, if the index return is -5%, the absolute index return will equal 5%.

The applicable pricing supplement will specify the pricing date, the review dates, the final review date, the call settlement date, the averaging dates (if applicable) the contingent coupons and the trigger level, as well as the respective terms of each offering of the Notes, including the underlying index.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Notes are not called, you may lose some or all of your initial investment. Specifically, if the Notes are not called and the final index level is less than the trigger level, you will lose you will lose a percentage of your principal amount equal to the index return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

General Terms of the Notes

The Notes are not sponsored, endorsed, sold or promoted by the index sponsor, and investing in the Notes is not equivalent to investing directly in the underlying index.

Call Settlement Date

If the Notes are called, the call settlement date will generally be three business days following the relevant review date, unless otherwise specified in the applicable pricing supplement. The call settlement date with respect to the final review date will be the maturity date. As described under “— Review Dates” below, the calculation agent may postpone a review date — and therefore a call settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be a review date. We describe market disruption events under “— Market Disruption Events” below.

Review Dates

The review dates for your Notes will be set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying index on any such day. In that event, the affected review date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a review date for the Notes be postponed by more than eight trading days. The postponement of one or more review dates shall have no effect on any subsequent review dates.

If any review date specified in the applicable pricing supplement occurs on a day that is not a trading day, such review date will be the next following trading day.

Maturity Date

The maturity date for your Notes will be set forth in the applicable pricing supplement. If not called early, the Notes will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. The last possible call settlement date will also be the maturity date. If the calculation agent postpones the final review date, the maturity date will be postponed to maintain the same number of business days between the final review date and the maturity date as existed prior to the postponement of the final review date. As discussed below under “— Final Review Date,” the calculation agent may postpone the final review date if a market disruption event occurs or is continuing on a day that would otherwise be the final review date. We describe market disruption events under “— Market Disruption Events” below.

The postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Averaging Dates

As specified in the applicable pricing supplement, the number of trading days ending on and including the final review date on which the closing level of the underlying equity is observed for purposes of determining the final index level, subject to postponement in the event of a market disruption event as described under “— Market Disruption Events”. If an averaging date specified in the applicable pricing supplement occurs on a day that is not a trading day, the averaging date will be the next following trading day that is not otherwise scheduled to be an averaging date.

General Terms of the Notes

Final Review Date

If the Notes are not previously called, the final review date for your Notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on that day. In that event, the final review date will be the first following trading day on which the closing level is determinable and the calculation agent determines that a market disruption event has not occurred and is not continuing (and in the case of an averaging date, is otherwise a valid date). In no event, however, will the final review date — and, therefore, the maturity date — for the Notes be postponed by more than eight trading days. A postponement for a particular offering of the Notes will not necessarily be a postponement for any other offering of the Notes.

If the final review date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final review date will be the next following trading day.

Closing Level

The “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or

➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the index constituents of such index, each as determined by the calculation agent.

Market Disruption Events

For Notes that do not have an averaging date feature, the calculation agent will determine the closing level of the underlying index on each review date and the final index level on the final review date. As described above, any review date (including the final review date) may be postponed by up to eight trading days, and thus the determination of the closing level of the underlying index with respect to such review date or the final index level with respect to the final review date, as applicable, may be postponed if the calculation agent determines that, on any review date, a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the calculation agent will determine the closing level or the final index level by reference to the closing level for the disrupted underlying index on the first trading day on which no market disruption event occurs or is continuing. If, however, the affected review date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level, or final index level, as applicable, on that day. In such an event, the calculation agent will estimate the closing level, or final index level, as applicable, for the underlying index that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone the final review date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final index level of the underlying index, as applicable, on such date.

For Notes that have an averaging date feature, the calculation agent will determine the closing level of the underlying index on each review date and averaging date, and the final index level based on the arithmetic average of the closing level on each of the averaging dates (including the final review date). As

General Terms of the Notes

described above, any review date (other than the final review date, which is also the last averaging date and may be postponed as discussed below) may be postponed by up to eight trading days, and thus the determination of the closing level of the underlying index with respect to such review date may be postponed if the calculation agent determines that, on any review date, a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the calculation agent will determine the closing level for the disrupted underlying index on the first trading day on which no market disruption event occurs or is continuing. If, however, the affected review date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on that day. In such an event, the calculation agent will estimate the closing level as applicable, for the underlying index that would have prevailed in the absence of the market disruption event.

In the case of determining the final index level of the underlying index for Notes having an averaging date feature, to the extent a market disruption event occurs on a given averaging date (including the final review date), the averaging date for the underlying index shall be the first succeeding valid date. If the first succeeding valid date in respect of the underlying index has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another averaging date or market disruption event, would have been the valuation date, then (1) that eighth trading day shall be deemed to be the averaging date (irrespective of whether that eighth trading day is already an averaging date), and (2) the calculation agent shall determine the closing level on such day as specified above. If the calculation agent postpones the determination of a closing level on an averaging date and therefore postpones the determination of the final index level, the calculation agent may also adjust the maturity date to ensure that the number of business days between the last averaging date and the maturity date remains the same.

“Valid date” shall mean a trading day on which a market disruption event has not occurred and which is not otherwise scheduled to be an averaging date.

The calculation agent may also postpone the determination of the initial index level of the underlying index on the pricing date specified in the applicable pricing supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to the underlying index on that date. If the pricing date is postponed, the calculation agent may adjust the review dates, as well as the final review date, maturity date and averaging dates (if applicable) to ensure that the stated term of that offering of Notes remains the same.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Any of the following will be a market disruption event with regard to a particular offering of the Notes, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any options or futures contract) for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;

➢

a suspension, absence or material limitation of trading in options or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;

➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to

General Terms of the Notes

effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

➢	a change in the settlement price of any options or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual options or futures contract included in an underlying index;

➢	the underlying index is not published; or

➢

any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to your Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events:

➢

a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢

a decision to permanently discontinue trading in the options or futures contracts relating to the underlying index, in any index constituents or in any options or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, index return, initial index level, trigger level or final index level and the amount payable at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of an underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the affected index

General Terms of the Notes

not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing level of the affected index, index return, initial index level, trigger level or final index level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the index return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the underlying equity or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, index return, initial index level, trigger level, final index level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Redemption Price upon Optional Tax Redemption

We have the right to redeem the Notes in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of the series of Notes constituted by that Note. Although the terms of the Notes may differ from those of the other Medium-Term Notes, Series A holders of specified percentages in principal amount of all Medium-Term Notes, Series A together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A including the Notes. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. dollars for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

General Terms of the Notes

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment

Any payment of your Notes upon an automatic call or at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.

General Terms of the Notes

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which the index constituents are listed or admitted for trading. With respect to index constituents issued by a non-U.S. issuer that are listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instrument is listed or admitted for trading. The calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the index constituents.

Business Day

When we refer to a business day with respect to your Notes, we mean a day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, trading days, review dates, the default amount, the initial index level, the final index level, the trigger level, the index return, the absolute index return, whether the closing level is equal to or greater than the initial index level on any review date, whether the final index level is less than the trigger level and the amount payable in respect of your Notes and all other determinations with respect to the Notes, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

USE OF PROCEEDS AND HEDGING

The net proceeds from the offering of the Notes will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases and sales of the underlying index or index constituents and/or listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on the underlying index or index constituents prior to, on, or after the applicable pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Notes, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions in the index constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying index or index constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before any review date for your Notes. That step may involve sales or purchases of the instruments described above.

No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time and the payment at maturity of your Notes. See “Risk Factors” in this product supplement for a discussion of these adverse effects.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The United States federal income tax consequences of your investment in the Notes are uncertain. The following is a general description of certain material United States tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if you acquire your Notes upon initial issuance and hold your Notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or non-U.S. currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a financial institution or a bank,

➢	a regulated investment company or a real estate investment company,

➢	a life insurance company,

➢	a tax-exempt organization including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively,

➢

a person that owns Notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Notes or a “wash sale” with respect to the Notes or the underlying index, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Note, you should consult your own tax advisor concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder.

You are a U.S. holder if you are a beneficial owner of Notes and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Supplemental U.S. Tax Considerations

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as partnership for U.S. federal income tax purposes, holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

In addition, we will not attempt to ascertain whether the issuer of any index constituent stocks would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange, automatic call or maturity of a Note. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how the Notes should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the Notes are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Notes described below and as to the application of state, local or other tax laws to your investment in your securities. The risk that the Notes would be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

Unless otherwise specified in the applicable pricing supplement, we expect that our counsel, Cadwalader, Wickersham & Taft LLP, to opine that it would be reasonable to treat your Notes as pre-paid derivative contracts with respect to the underlying index and the terms of your Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes would be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your Notes should end on the date on which the amount you are entitled to receive upon maturity of your Notes is determined, even though you will not receive any amounts from the Issuer in respect of your Notes prior to the maturity of your Notes. In such case, you may be treated as having a holding period in respect of your Notes prior to the maturity of your Notes, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Notes at a time that is more than one year after the

Supplemental U.S. Tax Considerations

beginning of your holding period. There may be also a risk that the IRS could assert that the Notes should not give rise to long-term capital gain or loss because the Notes offer, at least in part, short exposure to the underlying index.

Proposed Legislation

In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the IRS could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above.

It is possible that your Notes could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested to secure your obligations under the put option. Under this characterization, if the Notes are not called, you may realize short term capital loss on the Maturity Date, and upon a call of the Notes, a portion of the payment you receive may be considered attributable to interest or original issue discount on the deposit (which you may be required to accrue over the term of the Notes) with the balance being considered the amount realized for the Note upon which you may realize a short term capital gain (even if you held the Note for more than one year).

Supplemental U.S. Tax Considerations

In addition, if your Notes have a term greater than one year, it is possible that your Notes could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, call, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Note. Any gain you recognize upon the sale, call, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if your Notes have a term of one year or less, it is possible that your Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Furthermore, it is possible that the IRS could assert that Section 1256 could apply to your notes (particularly for offerings of the Notes linked to commodity indices). If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or a portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or the relevant portion of the Notes had been sold for fair market value).

Alternatively, the IRS could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as owning the underlying index, (ii) you should be required to accrue interest income over the term of your Notes, (iii) any gain or loss that you recognize upon the call or maturity of your Notes should be treated as an ordinary gain or loss or (iv) you should be required to recognize taxable gain upon a rollover, rebalancing or change, if any, of the underlying index.

We will not attempt to ascertain whether the issuer of any underlying index would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying index.

Supplemental U.S. Tax Considerations

You should consult your tax advisor as to the tax consequences of such characterizations described above and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their ‘‘net investment income,’’ which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets

U.S. holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a United States person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.

The proceeds received from a sale, exchange, automatic call or maturity of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Supplemental U.S. Tax Considerations

Non-U.S. Holders.

If you are not a U.S. holder, then, subject to Section 871(m) of the Code and FATCA (as discussed below), you should generally not be subject to United States withholding tax with respect to payments on your Notes generally or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8. However, it is possible that future guidance or legislation, such as discussed above regarding Notice 2008-2, could subject non-U.S. holders to U.S. federal withholding tax on any deemed income accrual from the Notes.

In general, gain realized on the sale, exchange, automatic call or retirement of the Notes by a non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Notes is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or

➢

the non-U.S. holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or has certain other present or former connections with the United States.

If the gain realized on the sale, exchange, automatic call or retirement of the Notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. Further, we will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any index constituent stock and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a sale, exchange, redemption or other taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the issuer of any index constituent stock as a United States real property holding corporation or the Notes as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Notes on or after January 1, 2016 that are treated as dividend equivalents for Notes acquired on or after March 5, 2014. Under an IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to

Supplemental U.S. Tax Considerations

90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Notes issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Notes under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying index. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments” and, if made after December 31, 2016, payments of certain gross proceeds on sale or disposition and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including those of the index constituent stock issuers).

CERTAIN ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Notes will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Unless otherwise specified in the applicable pricing supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.